U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2010, American Capital Ltd. (the “Company”) entered into a Lock Up Agreement (the “Lock Up Agreement”) with certain holders of the Company’s unsecured public 6.85% Senior Notes due August 1, 2012 (the “Public Notes”) who have represented that they own beneficially approximately 43% of the Public Notes, pursuant to which they agreed, among other things, to:

•

tender their Public Notes in the Company’s private offers to exchange its outstanding unsecured public and private notes for cash payments and new secured notes (the “Exchange Offers”) and vote their Public Notes to accept the Company’s standby plan of reorganization (the “Standby Plan”) to the extent possible;

•

cause a meeting of the ad hoc group of holders of Public Notes to be convened and recommend that such holders (i) tender all their Public Notes in the Exchange Offers, (ii) vote their Public Notes to accept the Standby Plan to the extent possible, and (iii) enter into the Lock Up Agreement; and

•

upon the request of the Company, act to support, through the public note steering committee, to reduce the percentage of the principal amount of Public Notes required as a condition to the Exchange Offers from 85% to such percent as may be specified by the Company, but not less than 51%.

Item 8.01.	Other Events.

On June 9, 2010, the Company issued a press release announcing that it has extended (i) the expiration time of the Exchange Offers and consent solicitation of its outstanding public notes (the “Consent Solicitation”) and (ii) the voting deadline of its solicitation of votes to accept a standby plan of reorganization (the “Standby Plan Solicitation”). The Exchange Offers, the Consent Solicitation and the Standby Plan Solicitation were previously scheduled to expire at 11:59 p.m. New York City time, on June 9, 2010 (as previously extended on June 9, 2010). The Exchange Offers, the Consent Solicitation and the Standby Plan Solicitation have each been extended until 11:59 p.m., New York City time, on June 22, 2010. The press release also announced certain amendments to the Exchange Offers and the Standby Plan Solicitation. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Earlier on June 9, 2010, the Company issued a press release extending the expiration time of the Exchange Offers, the Consent Solicitation and the Standby Plan Solicitation. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Important Information About this Communication

This current report and its contents is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange any security. Any such offer or solicitation shall be made solely by means of an offering memorandum or other offer document furnished to existing securityholders, and any securities that are offered have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the amendments to the Exchange Offers and the Standby Plan Solicitation, the Company filed with the U.S. Securities and Exchange Commission an Amendment No. 1 to Form T-3, the exhibit to which contains certain additional information provided to holders of the Company’s unsecured public and private notes and to lenders under the Company’s existing credit agreement in connection with the Exchange Offers and the Standby Plan Solicitation.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.1	Press Release, dated as of June 9, 2010.

99.2	Press Release, dated as of June 9, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: June 9, 2010	By:	/S/ SAMUEL A. FLAX
Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

4